Exhibit 99.1 News Release

Superior Reports First Quarter 2022 Financial Results

Achieved strong Adjusted EBITDA1 and Operating Cash Flow

Differentiated portfolio supporting Growth over Market2

First Quarter 2022 Financial Highlights:

•	Net Sales increased 12% to $401M; Value-Added Sales[1] decreased 9% YoY to $189M

•	Portfolio delivered Growth over Market of 5%[2]; 5% Content per Wheel[1] growth

•	Net Income of $10M; Earnings per Share of $0.04

•	Adjusted EBITDA[1] of $49.2M; margin flat, at 26%[3], despite lower unit shipments

•	Cash Flow from Operations of $45M

•	Total Debt[4] of $611M; Net Debt[1] decreased to $477M

SOUTHFIELD, MICHIGAN – May 4, 2022 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP) today reported financial results for the first quarter ended March 31, 2022.

($ in millions and units in thousands)
	Three Months
	1Q 2022	1Q 2021
Units
North America	2,291	2,453
Europe	1,793	2,062

Global	4,084	4,515

Net Sales
North America	$227.2	$192.0
Europe	173.3	166.2

Global	$400.5	$358.2

Value-Added Sales (1)
North America	$97.9	$101.7
Europe	91.5	105.6

Global	$189.4	$207.3

“Our team delivered solid results in the first quarter while navigating through a very challenging environment, impacted by the continued semiconductor shortage, supply chain disruption and cost inflation, as well as the Ukraine Conflict. As we execute our value creation roadmap, we have leveraged our innovative technologies and operational strength to deliver Adjusted EBITDA and profit margin levels at or above that of pre-pandemic levels against a backdrop of historically low industry production. To mitigate inflationary pressures, we actively engaged both our customers and suppliers to recover material cost inflation and execute on cost reduction opportunities. In addition, we generated strong cash flow from operations, enabling us to reduce our Net Debt level while making investments in our growing innovative capabilities,” commented Majdi Abulaban, President and Chief Executive Officer of Superior.

[1]	See “Non-GAAP Financial Measures” below for a definition and reconciliation to the most comparable GAAP measure.
[2]	Based on Value-Added Sales Adjusted for Foreign Exchange[1]; comparison vs. Q1 2022 North American and Western and Central European industry production per April 19th, 2022, as reported by IHS.
[3]	Adjusted EBITDA[1] as % of Value-Added Sales[1]
[4]	Excluding Debt Issuance Cost

“Industry production levels have improved compared to the prior quarter yet remain impacted by the aforementioned headwinds, which we expect to continue through the remainder of 2022. Despite these headwinds, we are confident in our ability to further capitalize on secular trends and demand for premium content to further solidify Superior’s competitive position. As the year progresses, we are excited to continue enhancing our portfolio and make sustainable improvements to our operations through our R4TM Strategy5 to create long-term shareholder value,” concluded Mr. Abulaban.

First Quarter Results

Net sales for the first quarter of 2022 were $401 million, compared to net sales of $358 million in the prior year period. The increase in net sales was due to $61 million of higher aluminum and other cost pass throughs to our customers, partially offset by lower shipment volumes and effects from lower Euro exchange rates relative to the US Dollar. Value-Added Sales, a non-GAAP financial measure, were $189 million for the first quarter of 2022 compared to $207 million in the prior year period. Content per Wheel, a non-GAAP financial measure, was $48.04, up 5% compared to the prior-year quarter, driven by the continued shift towards larger wheels with more complex finishes. See “Non-GAAP Financial Measures” and the reconciliation of consolidated net sales to Value-Added Sales and Value-Added Sales Adjusted for Foreign Exchange below.

Gross profit for the first quarter of 2022 was $41 million, compared to $43 million in the prior year period. The decrease was primarily driven by lower unit sales, higher raw material and conversion costs, and manufacturing inefficiencies resulting from depressed and volatile OEM production levels, partially offset by the effects from a favorable product mix.

Selling, general, and administrative (“SG&A”) expenses for the first quarter of 2022 were $17 million, relatively flat compared to the prior year period.

Operating income for the first quarter of 2022 was $24 million, compared to $26 million in the prior year period. The decrease is primarily due to lower gross profit in the first quarter of 2022.

The income tax provision for the first quarter of 2022 was $4 million, primarily due to the recording of a non-cash valuation reserve against certain deferred tax assets in Germany.

For the first quarter of 2022, the Company reported a net income of $10 million, or earnings per diluted share of $0.04. This compares to a net income of $13 million, or earnings per diluted share of $0.18, in the first quarter of 2021. See “Impact of Acquisition, Restructuring, and Other Items on EPS” in this press release.

Adjusted EBITDA, a non-GAAP financial measure, was $49 million for the first quarter of 2022, or 26% of Value-Added Sales, which compares to $55 million, or 27% of Value-Added Sales, in the prior year period. The decrease in Adjusted EBITDA was primarily driven by lower operating income. See “Non-GAAP Financial Measures” below and the reconciliation of net income to Adjusted EBITDA in this press release.

[5]

For more information on Superior’s R4TM Strategy, please refer to slide 13 of Superior’s Fourth Quarter 2021 earnings presentation available on https://www.supind.com/cm/dpl/downloads/content/6137/Q4.2021_SUP_Earnings_Presentation_3.3.2022.pdf

The Company reported net cash flow provided by operating activities of $45 million in the first quarter of 2022, compared to $18 million during the first quarter of 2021. Free Cash Flow, a non-GAAP financial measure, for the first quarter was $22 million, compared to $3 million in the prior year period. The Free Cash Flow benefited from a lower use of cash for working capital during the first quarter of 2022, partially offset by increased capital expenditures. See “Non-GAAP Financial Measures” below and the reconciliation of cash flow from operations to Free Cash Flow in this press release.

Financial Position

As of March 31, 2022, Superior had funded debt of $611 million and Net Debt, a non-GAAP financial measure, of $477 million, compared to funded debt of $616 million and Net Debt of $503 million as of December 31, 2021. The improvement in Net Debt of $26M was supported by cash flow generation as described above, and a decrease related to Superior’s Euro-denominated debt as the Euro weakened relative to the US Dollar. See “Non-GAAP Financial Measures” below and the reconciliation of funded debt to Net Debt in this press release.

2022 Outlook

The Company reconfirmed its full year 2022 guidance, which assumes industry OEM production in its markets to grow at a mid- to high single digit percentage rate during the year. Based on this outlook for industry production, Superior’s full year 2022 outlook is as follows:

FY 2022 Outlook
Unit Shipments	16.4 - 17.7 million
Net Sales	$1.58 - $1.71 billion
Value Added Sales	$780 - $840 million
Adjusted EBITDA	$160 - $190 million
Cash Flow from Operations	$105 - $150 million
Capital Expenditures	- $80 million

The industry production volume assumption reflects the supply chain challenges impacting the OEMs stemming from the continued semiconductor shortage. The expected impact from the Ukraine Conflict, throughout the second quarter of this year, is included in this outlook. Superior is positioned to benefit from additional production volumes and the associated earnings in the event industry volume develops better than assumed.

Value-Added Sales and Adjusted EBITDA are non-GAAP measures, as defined below. In reliance on the safe harbor provided under section 10(e) or Regulation S-K, Superior has not quantitatively reconciled from net income, the most comparable GAAP measure, to Adjusted EBITDA presented in the 2022 outlook, as Superior is unable to quantify certain amounts included in net income without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

Conference Call

Superior will host a conference call beginning at 7:30 AM ET on Wednesday, May 4, 2022. The conference call may be accessed by dialing 888-394-8218 for participants in the U.S./Canada or +1 323-794-2588 for participants outside the U.S./Canada using the required conference ID 5800793. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: earnings call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

During the conference call, the Company’s management plans to review operating results and discuss financial and operating matters. In addition, management may disclose material information in response to questions posed by participants during the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP included throughout this earnings release, this release refers to the following non-GAAP measures:

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative liability, acquisition and integration and certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales,” defined as net sales less the value of aluminum, other costs, and services provided by outsourced service providers that are included in net sales. “Value-Added Sales Adjusted for FX,” which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales Adjusted for Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Net Debt,” defined as total funded debt less cash and cash equivalents.

For reconciliations of these non-GAAP measures to the most directly comparable GAAP measure, see the attached supplemental data pages. Management believes these non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “outlook,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2022 outlook included herein, the impact of COVID-19 and the resulting supply chain disruptions, as well as the Ukraine Conflict, on our future growth and earnings. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact:

Superior Investor Relations

Clemens Denks

(248) 234-7104

Investor.Relations@supind.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in Millions, Except Per Share Amounts)

	Three Months
	1Q 2022	1Q 2021
Net Sales	$400.5	$358.2
Cost of Sales	359.9	315.2

Gross Profit	$40.6	$43.0

SG&A Expenses	17.0	17.3
Impairment of Goodwill and Indefinite-Lived Intangibles	—	—

Income From Operations	$23.6	$25.7

Interest Expense, net	(10.0)	(10.3)
Other Expense, net	(0.1)	(1.5)

Income Before Income Taxes	$13.6	$13.9

Income Tax Provision	(3.5)	(0.8)

Net Income	$10.1	$13.1

Earnings Per Share:
Basic	$0.04	$0.19
Diluted	$0.04	$0.18

Weighted Average and Equivalent Shares Outstanding for EPS (in Thousands):
Basic	26,397	25,707
Diluted	27,414	26,687

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in Millions)

	3/31/2022	12/31/2021
Current Assets	$512.2	$404.3
Property, Plant and Equipment, net	491.8	494.4
Intangibles and Other Assets	150.7	155.5

Total Assets	$1,154.9	$1,054.1

Current Liabilities	$313.7	$231.9
Long-Term Liabilities	684.1	691.7
Redeemable Preferred Shares	205.4	199.9
European Non-controlling Redeemable Equity	1.1	1.1
Shareholders’ Deficit	(49.3)	(70.4)

Total Liabilities and Shareholders’ Deficit	$1,154.9	$1,054.1

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in Millions)

	Three Months
	1Q 2022	1Q 2021
Net Income	$10.1	$13.1
Depreciation and Amortization	24.1	25.4
Income tax, Non-cash Changes	2.0	(2.8)
Stock-based Compensation	2.6	1.8
Amortization of Debt Issuance Costs	1.2	0.9
Other Non-cash Items	0.3	(4.5)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(40.4)	(37.0)
Inventories	(36.6)	(14.7)
Other Assets and Liabilities	4.4	13.9
Accounts Payable	78.1	21.3
Income Taxes	(0.9)	0.8

Cash Flow Provided By Operating Activities	$45.0	$18.2

Capital Expenditures	(18.0)	(10.5)
Proceeds from Sale of Property, Plant and Equipment	0.2	—

Net Cash Used In Investing Activities	$(17.8)	$(10.5)

Proceeds from the Issuance of Long-term Debt	—	1.7
Debt Repayment	(1.3)	(0.8)
Cash Dividends	(3.4)	(3.4)
Payments Related to Tax Withholdings for Stock-Based Compensation	(1.6)	(1.3)
Finance Lease Payments	(0.3)	(0.3)

Cash Flow Used In Financing Activities	$(6.7)	$(4.2)

Effect of Exchange Rate on Cash	(0.3)	(2.1)

Net Change in Cash	$20.2	$1.4

Cash - Beginning	113.5	152.4

Cash - Ending	$133.7	$153.8

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Earnings Per Share Calculation (Unaudited)

(Dollars and Outstanding Shares in Millions, Except Per Share Amounts)

	Three Months
	1Q 2022	1Q 2021
Basic EPS Calculation(1)
Net Income	$10.1	$13.1
Less: Accretion of Preferred Stock	(5.5)	(4.9)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)

Numerator	$1.2	$4.8

Denominator: Weighted Avg. Shares Outstanding	26.4	25.7

Basic Earnings Per Share	$0.04	$0.19

Diluted EPS Calculation(1)
Net Income	$10.1	$13.1
Less: Accretion of Preferred Stock	(5.5)	(4.9)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)

Numerator	$1.2	$4.8

Weighted Avg. Shares Outstanding-Basic	26.4	25.7
Dilutive Stock Options and Restricted Stock Units	1.0	1.0

Denominator: Weighted Avg. Shares Outstanding	27.4	26.7

Diluted Earnings Per Share	$0.04	$0.18

(1)

Basic earnings per share is computed by dividing net income (loss), after deducting preferred dividends and accretion and European non-controlling redeemable equity dividends, by the weighted average number of common shares outstanding. For purposes of calculating diluted earnings per share, the weighted average shares outstanding includes the dilutive effect of outstanding stock options and time and performance based restricted stock units under the treasury stock method. The redeemable preferred shares are not included in the diluted earnings per share because the conversion would be anti-dilutive for the periods ended March 31, 2022 and 2021.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Impact of Acquisition, Restructuring and Other Items on EPS (Unaudited)

(Dollars in Millions, Except Per Share Amounts)

	Three Months
Before Tax Impact on Net Income	1Q 2022	1Q 2021	Location on Inc. Stat.
Integration, Certain Hiring & Separation Costs	$(1.0)	$(3.4)	SG&A / COGS
Restructuring Costs	—	(0.1)	COGS / SG&A
Change in Fair Value of Preferred Derivative	—	(1.3)	Other Income/Expense

Total Before Tax Impact on Net Income	$(1.0)	$(4.8)

After Tax Impact on Net Income	$(0.9)	$(4.4)

Impact on Earnings Per Share	$(0.04)	$(0.17)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Non-GAAP Financial Measures (Unaudited)

(Dollars in Millions and Units in Thousands, Except Per Wheel)

Value-Added Sales; Value-Added Sales Adjusted for Foreign Exchange; and Content per Wheel
	Three Months
	1Q 2022	1Q 2021
Net Sales	$400.5	$358.2
Less: Aluminum, Other Costs, and Outside Service Provider Costs	(211.1)	(150.9)

Value-Added Sales	$189.4	$207.3
Impact of Foreign Exchange Translation on Value-Added Sales	6.8	—

Value-Added Sales Adjusted for Foreign Exchange	$196.2	$207.3

Wheels Shipped	4,084	4,515
Content per Wheel	$48.04	$45.91

Free Cash Flow	Three Months
	1Q 2022	1Q 2021
Cash Flow Provided By Operating Activities	$45.0	$18.2
Net Cash Used In Investing Activities	(17.8)	(10.5)
Less: Cash Payments for Non-debt Financing Activities	(5.0)	(4.7)

Free Cash Flow	$22.2	$3.0

Adjusted EBITDA	Three Months
	1Q 2022	1Q 2021
Net Income	$10.1	$13.1
Adjusting Items:
- Interest Expense, net	10.0	10.3
- Income Tax Provision	3.5	0.8
- Depreciation	17.8	18.7
- Amortization	6.2	6.7
- Integration, Restructuring, and Other	1.0	4.8
- Factoring Fees	0.6	0.5

	$39.1	$41.8

Adjusted EBITDA	$49.2	$54.9

Net Debt
	3/31/2022	12/31/2021
Long Term Debt (Less Current Portion) (1)	$605.0	$610.2
Short Term Debt	6.0	6.1

Total Debt (1)	611.0	616.3
Less: Cash and Cash Equivalents	(133.7)	(113.5)

Net Debt	$477.3	$502.8

(1)	Excluding Debt Issuance Cost

Outlook for Full Year 2022 Value-Added Sales	Outlook Range
Net Sales Outlook	$1,580.0	$1,710.0
Less: Aluminum, Other Costs, and Outside Service Provider Costs	(800.0)	(870.0)

Value-Added Sales Outlook	$780.0	$840.0